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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2003

UBIQUITEL INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30761 (Commission File Number)	23-3017909 (IRS Employer Identification No.)
One West Elm Street, Suite 400, Conshohocken, Pennsylvania (Address of principal executive office)	19428 (Zip code)

Registrant's telephone number, including area code: (610) 832-3311

Not Applicable
(Former Names or Former Address, if Changed Since Last Report)

Item 5. Other Events

On February 24, 2003, UbiquiTel Inc.'s (the "Registrant") wholly-owned subsidiary UbiquiTel Operating Company announced, among other things, the successful results of its exchange offer, with 84% of the offer subscribed and total debt reduction of $144.5 million principal amount, as well as an amendment to the company's senior secured credit facility, the text of which amendment is attached hereto as Exhibit 10.37, in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:

Brighid de Garay UbiquiTel Inc. (610) 832-3311

UBIQUITEL ANNOUNCES SUCCESSFUL EXCHANGE OFFER

84% of Offer Subscribed; Total Debt to be Reduced by $144.5 million Principal Amount

CONSHOHOCKEN, Pa.—February 24, 2003—UbiquiTel Operating Company (the "company"), a wholly-owned subsidiary of UbiquiTel Inc. (Nasdaq-SCM: UPCS), today announced the successful results of its offer to exchange, in a private placement, up to $56,250,000 aggregate principal amount of its new 14% Senior Discount Notes due May 15, 2010 (the "New Notes") for up to $225,000,000 principal amount of its outstanding 14% Senior Subordinated Discount Notes due April 15, 2010 (the "Existing Notes"). The Company announced that it has received valid tenders for approximately 84% of the Existing Notes it was seeking to exchange in the offer.

As of the expiration date of the offer on Friday, February 21, 2003, approximately $189.4 million aggregate principal amount of Existing Notes ($142.1 million aggregate accreted value) had been validly tendered and accepted for exchange by the company. Accordingly, the company will issue New Notes totaling approximately $47.4 million aggregate principal amount ($35.5 million aggregate accreted value) and make an aggregate cash payment of approximately $9.5 million to tendering holders. In addition, the company will issue new "Series B Notes" due 2008 totaling approximately $12.6 million aggregate principal amount ($9.5 million aggregate accreted value) and warrants to purchase approximately 9.5 million shares of common stock of the company's parent UbiquiTel Inc. in order to fund the cash portion of the offer. Upon consummation of the offer and the bank amendment described below, the company's overall debt will be reduced by approximately $144.5 million aggregate principal amount ($112.1 million aggregate accreted value). The settlement date for the issuance of the Series B Notes and the New Notes, and the payment of the cash consideration in the offer and the partial prepayment under the credit facility is anticipated to be Wednesday, February 26, 2003.

"This innovative offer will allow us to dramatically reduce our cash interest requirements by approximately $9.5 million in 2005 and approximately $19.0 million annually beginning in 2006," said Donald A. Harris, Chairman, President and CEO of UbiquiTel. "With a debt to contributed equity ratio of 1.6 to 1 after giving effect to the offer, we expect to have the strongest balance sheet of the PCS Affiliates of Sprint."

Banc of America Securities was the exclusive dealer manager for the offer.

In conjunction with the offer, the company and the senior lenders under its senior secured credit facility have amended the credit facility effective as of the settlement date of the offer noted above. Among other things, on the settlement date, the company will complete a $15 million partial prepayment against its outstanding $245 million principal balance of term loans and the unused $55 million revolving line of credit will be permanently reduced to $50 million. For other amendment details, see UbiquiTel Inc.'s Current Report on Form 8-K to be filed by the settlement date with the Securities and Exchange Commission, which will include the text of the amendment as an exhibit.

As previously announced, the company had $76 million of cash, cash equivalents, and restricted cash as of December 31, 2002 and expects to receive approximately $20 million in cash proceeds from the sale of certain non-core tower assets and a federal income tax refund in 2003 to offset the amount to be prepaid on its outstanding term loans and maintain a healthy cash liquidity position.

The offer was made inside the United States to investors who are qualified institutional buyers or accredited investors, and outside the United States to non-U.S. persons. The New Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The company anticipates filing the necessary registration statement with the Securities and Exchange Commission within ninety days from the settlement date.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in the company's forward-looking statements, including the following factors: the company's ability to satisfy the conditions under the amendment to its senior secured credit facility; the company's dependence on its affiliation with Sprint PCS; the competitiveness of and changes in Sprint's pricing plans, products and services; increased competition in the company's markets; the potential to experience a high rate of customer turnover; Sprint PCS' credit policies; customer quality; changes in Sprint's fee structure with the company; the company's reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint PCS to provide back office, customer care and other services; anticipated future losses; adequacy of bad debt and other reserves; the company's debt level; rates of penetration in the wireless industry; the company's ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel Inc.'s and UbiquiTel Operating Company's forward-looking statements are included in their filings with the Securities and Exchange Commission, specifically in the "Business-Risk Factors" section of their joint Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of their joint Annual Report on Form 10-K for the fiscal year ended December 31, 2001, joint Quarterly Reports on Form 10-Q/A for the fiscal quarters ended March 31, 2002 and June 30, 2002 and joint Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, and in subsequent filings by the company and/or UbiquiTel Inc. with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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Item 7.    Financial Statements and Exhibits

(c)    Exhibits.    The following Exhibits are filed with this document.

Exhibit Number	Description of Exhibit
10.37	Fifth Amendment to Credit Agreement dated February 7, 2003 among UbiquiTel Inc., UbiquiTel Operating Company, the financial institutions party thereto from time to time and BNP Paribas as agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.
Date: February 26, 2003	By:	/s/ JAMES J. VOLK James J. Volk Chief Financial Officer

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  Item 5. Other Events
UBIQUITEL ANNOUNCES SUCCESSFUL EXCHANGE OFFER
  Item 7. Financial Statements and Exhibits
SIGNATURES